               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      Celadon Group, Inc.
 .................................................................
       (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                               CELADON GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CELADON GROUP, INC.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celadon Group, Inc. ('Celadon' or the 'Company') will be held at the Company's Corporate Headquarters located at One Celadon Drive, Indianapolis, Indiana 46235-4207 on Friday, November 22, 1999 at 10:00 a.m. (local time) for the following purposes:

        1.     Election of Directors for the ensuing year;

        2. To approve an amendment to the Celadon Group, Inc. 1994 Stock Option Plan;

        3.     Approval of the appointment of Independent Auditors for 2000, and

        4. To transact such other business as may properly be brought before the meeting.

        The Board of Directors has fixed the close of business on October 8, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                            By order of the Board of Directors

                                            Paul A. Will

                                            Secretary

October 29, 1999

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO INSURE THAT YOUR SHARES ARE VOTED.

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                                Page

Proxy Statement.........................................................          1

Directors and Executive Officers........................................          1

    Compensation of Directors and Executive Officers....................          5

    Employment Agreements...............................................          8

    Stock Price Performance Chart.......................................         11

    Security Ownership of Principal Stockholders and Management.........         12

    Certain Relationships and Related Transactions......................         14

Compensation Plans......................................................         15

    Approval of Amendment to the Celadon Group, Inc.
    1994 Stock Option Plan..............................................         15

Ratification of Appointment of Ernst & Young LLP........................         22

Stockholders' Proposals.................................................         22

General.................................................................         22

                               CELADON GROUP, INC.
                                One Celadon Drive
                           Indianapolis, Indiana 46235

                                 PROXY STATEMENT

        This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Celadon Group, Inc. (the 'Company') to be voted at the Annual Meeting of Stockholders of the Company (the 'Meeting') to be held on November 22, 1999, at the Company's corporate headquarters located at One Celadon Drive, Indianapolis, Indiana 46235. If not otherwise specified, all proxies received pursuant to this solicitation will be voted in the election of directors FOR the persons named below, FOR the amendment to the Celadon Group, Inc. 1994 Stock Option Plan (the 'Stock Option Plan') and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

        Stockholders who execute proxies may revoke them at any time before they are exercised by giving written notice to the Secretary of the Company at the address of the Company, by executing a subsequent proxy and presenting it to the Secretary of the Company, or by attending the meeting and voting in person.

        As of October 8, 1999, the record date for the Meeting, the Company had outstanding 7,776,557 shares of Common Stock which are entitled to vote at the meeting, each share being entitled to one vote. Only stockholders of record at the close of business on October 8, 1999 will be entitled to vote at the Meeting, and this Proxy Statement and the accompanying proxy are being sent to such stockholders on or about October 29, 1999.

DIRECTORS AND EXECUTIVE OFFICERS

        At the Meeting, five directors are to be elected to hold office until the Annual Meeting of Stockholders in 2001 and until their respective successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote for the election as directors of the Company, Stephen Russell, Paul A. Biddelman, Anthony Heyworth, Michael Miller and Kilin To. All of the individuals are currently directors of the Company, and all of the named individuals are nominees of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL FIVE NOMINEES.

        The directors and executive officers of the Company and its subsidiaries are as follows:

        Name                 Age            Position
        ----                 ---            --------
Stephen Russell              59             President, Chief Executive Officer and Chairman
Robert Goldberg              47             Executive Vice President - Chief Operating Officer
Paul A. Will                 33             Vice  President - Chief Financial Officer and Secretary
Michael W. Dunlap            37             Vice President - Treasurer
Paul A. Biddelman(1)         53             Director of the Company
Michael Miller(2)            54             Director of the Company
Joel E. Smilow(3)            66             Director of the Company
Anthony Heyworth(1)          55             Director of  the Company
Kilin To (2)                 56             Director of the Company

(1)     Members of the Audit Committee
(2)     Members of the Compensation Committee
(3)     Resigned effective June 30, 1999

        Mr. Russell has been Chairman of the Board and Chief Executive Officer of the Company since its inception in July 1986. He is also a director of the American Trucking Association ('ATA'), a director of the Truckload Carriers Association ('TCA'), chairman of the International committees of both the ATA and TCA, and a member of the North American Transportation Alliance advisory board. Mr. Russell has been a member of the Board of Advisors of the Cornell University Johnson Graduate School of Management since 1983.

        Mr. Goldberg has been Executive Vice President - Chief Operating Officer of the Company since December 1998. He was Executive Vice President - Chief Financial Officer of the Company from February 1998 to December 1998. From November 1993 to December 1997, Mr. Goldberg was President of Tran-Star, Inc., a refrigerated trucking company. From October 1992 to October 1993, Mr. Goldberg was Vice President - Chief Financial Officer of Proline Carriers, Inc., a van trucking company. Mr. Goldberg is a certified public accountant.

        Mr. Will has been Vice President - Chief Financial Officer and Secretary of the Company since December 1998. He was Vice President-Secretary and Controller of the Company from September 1996 to December 1998. He was Vice President-Controller for Celadon Trucking Services, Inc. from January 1996 to September 1996 and Controller from September 1993 to January 1996. He served as Controller for American Hi-Lift, a company engaged in the business of renting aerial work platform equipment, from February 1992 to September 1993. Mr. Will is a certified public accountant.

        Mr. Dunlap has been Vice President - Treasurer of the Company since July 1996. He served as Vice President of Finance for National Freight, Inc., a regional truckload transportation company, from October 1993 to July 1996, and as Vice President - Treasurer for Burlington Motor Carriers, Inc., from October 1989 to July 1993.

        Mr. Biddelman has been a director of the Company since October 1992. Mr. Biddelman has been President of Hanseatic Corporation, a private investment company, since December 1997, and served as Treasurer of that company from April 1992 to December 1997. He is also a director of Premier Parks, Inc., Star Gas Corporation (the General Partner of Star Gas Partners L.P.), and Insituform Technologies, Inc.

        Mr. Miller has been a director of the Company since February 1992. Mr. Miller has been Chairman of the Board and Chief Executive Officer of Aarnel Funding Corporation, a venture capital/real estate company since 1974, a partner of Independence Realty, an owner and manager of real estate properties, since 1989, and President and Chief Executive Officer of Miller Investment Company, Inc., a private investment company, since 1990.

        Mr. Smilow resigned as a director of the Company effective June 30, 1999. Mr. Smilow had been a director of the Company since December 1996. Mr. Smilow served as Chief Executive Officer of Playtex Products, Inc. and its predecessors ('Playtex') from 1969 until July 10, 1995 and served as Chairman of Playtex from 1969 until June 1995.

        Mr. To has been a director of the Company since 1988. He has been a managing partner of Sycamore Management, Inc., since 1995. He also had been a Vice President of Citicorp Venture Capital, Ltd. ('CVC'), a subsidiary of Citicorp N.A., from 1984 to 1995.

        Mr. Heyworth has been appointed as a director of the Company to fill the vacancy left by Mr. Smilow's resignation. Mr. Heyworth has been Chairman of KeyBank Central Indiana, a major commercial banking market of KeyBank N.A. since 1991. He joined the former Central National Bank in 1965 and was Executive Vice President when the bank merged with Society National Bank of Cleveland in 1986.

        All directors of the Company hold office until the next annual meeting of stockholders or the Company or until their successors are elected and qualified or they resign. Mr. Russell and Hanseatic Corporation are parties to a stockholders agreement pursuant to which they have agreed to vote their shares of Common Stock for the other's designee. Those designees are Messrs. Russell and Biddelman. See 'Security Ownership of Principal Stockholders and Management' and 'Certain Relationships and Related Transactions--Transactions with Directors and Stockholders'. Executive officers hold office until their successors are chosen and qualified, subject to their removal by the Board of Directors, to any employment agreements or their resignation. See 'Compensation of Directors and Executive Officers--Employment Agreements.'

        Pursuant to Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that the Company shall, to the full extent permitted by law, indemnify all directors, officers, incorporators, employees, or agents of the Company against liability for certain of their acts. The Company's Certificate of Incorporation provides that, with a number of exceptions, no director of the Company shall be liable to the Company for damages for breach of his fiduciary duty as a director.

         The Audit Committee consists of Paul A. Biddelman and Anthony Heyworth. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Compensation Committee consists of Michael Miller and Kilin To. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees and officers of the Company, administers the Company's Employee Stock Purchase Plan and administers the Company's Stock Option Plan. The Company does not have a nominating committee or a committee performing similar functions.

         The Board of Directors of the Company met four times during the fiscal year ended June 30, 1999. In addition, on two occasions, the Board of Directors took action pursuant to unanimous written consent. No current director, while he was an elected director, failed to attend at least 75% of those meetings plus any committee meeting of the Board of which he was a member. The Company's Audit Committee met two times during the year ended June 30, 1999. The Compensation Committee met two times during the year ended June 30, 1999.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Company's directors, officers, and any persons owning more than 10 percent of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to the Company, all such required reports were filed on a timely basis in fiscal 1999.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation paid or accrued by the Company for services rendered during fiscal 1999, 1998 and 1997 to the Chief Executive Officer of the Company, each of the four other most highly paid executive officers of the Company whose annual cash compensation exceeded $100,000, (collectively, the 'Named Executive Officers').

                           SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                                               COMPENSATION
                                                                  AWARDS
                                                                SECURITIES
                               FISCAL   ANNUAL COMPENSATION     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS       OPTIONS        COMPENSATION

Stephen Russell                 1999    $ 520,794    $  ---          ---      $88,939(1)(2)(3)
  President                     1998      498,858     339,077        ---       75,576(1)(2)(3)
                                1997      482,143     236,957        ---       81,642(1)(2)(3)

Robert Goldberg                 1999    $ 162,508    $  ---        20,000     $31,639(2)(3)(4)(5)
  Executive Vice President      1998       43,783      18,790      20,000       2,282(3)(4)(5)
  Chief Operating Officer

Paul A. Will                    1999    $ 114,782    $  ---        10,000     $ 7,164(2)(3)(4)
  Executive Vice President      1998      102,167      42,341       5,000       5,547(2)(3)(4)
  Chief Financial Officer       1997       96,923       5,000       2,500       1,021(2)

Michael W. Dunlap               1999    $ 119,535    $  ---         5,000     $ 4,102(2)(3)(4)
  Vice President, Treasurer     1998      110,681      46,683       5,000       3,645(2)(3)(4)
                                1997       99,121      20,000       5,000      10,302(3)(4)(5)

Ronald S. Roman(6)              1999    $ 208,072    $  ---        10,000     $ 5,429(2)(3)(4)
  Executive Vice President,     1998      155,815      67,753      10,000       6,546(2)(3)(4)
   Special Projects             1997      137,837       7,500      35,000      33,125(3)(4)(5)

------------
(1)     Includes the premiums paid by the Company for term insurance and split-dollar insurance for which the Company has an assignment against the cash value for premiums paid, as follows: $79,194 in fiscal 1999,
        $71,239 in fiscal 1998 and $69,478 in fiscal 1997.

                                       5










(2)     Includes the Company's contribution under the Company's 401(k) Profit
        Sharing Plan, as follows: Stephen Russell - $2,500 in fiscal 1999,
        $2,500 in fiscal 1998 and $2,375 in fiscal 1997; Robert Goldberg - $423 in fiscal 1999; Paul A. Will - $1,345 in fiscal 1999, $1,195 in fiscal
        1998 and $1,021 in fiscal 1997; Michael W. Dunlap - $1,532 in fiscal
        1999 and $1,023 in fiscal 1998; Ronald Roman - $1,178 in fiscal 1999 and
        $1,210 in fiscal 1998.

(3) Includes premiums and reimbursement under an Executive health and disability benefit program as follows, Stephen Russell - $7,245 in fiscal 1999, $1,837 in fiscal 1998, and $9,789 in fiscal 1997; Robert
        Goldberg - $2,601 in fiscal 1999 and $53 in fiscal 1998; Paul A. Will -
        $5,600 in fiscal 1999 and $4,133 in fiscal 1998; Michael W. Dunlap -
        $2,064 in fiscal 1999, $1,611 in fiscal 1998 and $413 in fiscal 1997;
        Ronald S. Roman - $2,938 in fiscal 1999, $2,709 in fiscal 1998 and $634 in fiscal 1997.

(4) Includes premiums on the employee portion of split dollar life insurance premiums as follows: Robert Goldberg - $465 in fiscal 1999 and $250 in fiscal 1998; Paul A. Will - $219 in fiscal 1999 and fiscal 1998; Michael
        W. Dunlap - $506 in fiscal 1999, $1,011 in fiscal 1998 and $379 in fiscal 1997; Ronald S. Roman - $1,313 in fiscal 1999, $2,627 in fiscal
        1998 and $985 in fiscal 1997.

(5)     Includes relocation related expense reimbursements as follows: Robert
        Goldberg - $28,150 in fiscal 1999 and $1,979 in fiscal 1998; Michael W.
        Dunlap - $9,510 in fiscal 1997; Ronald S. Roman - $31,506 in fiscal
        1997.

(6) Ron Roman served as the Company's Chief Operating Officer from June 1997 to December 1999 and resigned as Executive Vice President of Special
        Projects effective October 2, 1999.

STOCK OPTIONS

  The following table contains information concerning the grant of stock options to the named Executive Officers.


                             OPTION GRANTS IN LAST FISCAL YEAR



                                   Individual Grants                            Potential
                   -----------------------------------------------------        Realizable
                   Number of                                                 Value at Assumed
                   Securities    % of total                                   Annual Rates of
                   Underlying    Options                                       Stock Price
                   Options       Granted to       Exercise or                Appreciation For
                   Granted       Employees        Base Price   Expiration     Option Term(1)
Name               (Shares)      In Fiscal Year   Per Share    Date           5%        10%
-----------------  -----------   --------------   -----------  ----------  -------------------
Robert Goldberg    20,000 (2)       21%             $10.25      2/8/09     $128,900   $326,700
Paul A. Will       10,000 (3)       11%             $10.25      2/8/09     $ 64,500   $163,400
Michael W. Dunlap   5,000 (4)        5%             $10.25      2/8/09     $ 32,000   $ 81,700

----------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) Options for 6,667 shares will become exercisable on each of February 8, 2000 and February 8, 2001 and options for 6,666 shares will become exercisable on February 8, 2002.

(3) Options for 3,334 shares will become exercisable on February 8, 2000 and options for 3,333 shares will become exercisable on each of February 8, 2001 and February 8, 2002.

(4) Options for 1,667 shares will become exercisable on each of February 8, 2000 and February 8, 2001 and options for 1,666 shares will become exercisable on February 8, 2002.

REPORT ON REPRICING OF OPTIONS


                                                                                Length of
                                           Market       Exercise                Original Term
                             Number        Price at     Price at    New         Remaining at
                             of Options    Time of      Time of     Exercise    Date of
    Name          Date       Repriced      Repricing(1) Repricing   Price       Repricing
    ----          ----       --------      ------------ ---------   -----       ---------
Stephen Russell   8/1/97     25,000        $12.00       $20.00      $12.00      7 yrs, 1 mos


        The repricing was a component of Mr. Russell's renegotiated employment agreement. The repricing in lieu of additional cash compensation to be paid pursuant to the terms of the amended agreement. See 'Executive
Compensation-Employment Agreements.'

REPORT ON OPTION EXERCISES AND HOLDINGS

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held at June 30, 1999. There were no options exercised during fiscal 1999.

                             AGGREGATED OPTION VALUES

                          Number of Securities           Value of Unexercised
                         Underlying Unexercised          In-the-Money Options
                        Options at June 30, 1999         at June 30, 1999 (1)
                       --------------------------     ----------------------------
        Name           Exercisable  Unexercisable     Exercisable    Unexercisable
-------------------    --------------------------     ----------------------------
Stephen Russell             70,000            ---          $  ---         $ ---
Robert Goldberg              6,667         33,333             ---           ---
Paul A. Will                10,001         14,999           1,250           ---
Michael W. Dunlap            5,001          9,999           1,667           ---

-------------
(1) Fair market value of underlying securities was $8.00 per share based on the closing price of the Company's Common Stock on June 30, 1999.

DIRECTORS COMPENSATION

    Non-employee directors of the Company receive an annual fee of $15,000, payable quarterly, for serving as a director of the Company. Such directors receive $1,250 per quarter for serving on committees. Board members are reimbursed for their reasonable, documented expenses for each meeting attended.

                                 EMPLOYMENT AGREEMENTS

    The Company had a four-year employment agreement expiring January 21, 1998 with Stephen Russell, Chairman and Chief Executive Officer of the Company, providing for an initial annual salary of $395,000, which salary was to be increased 7.5% annually during the term of the agreement, plus a bonus computed annually. Effective October 1, 1996, the Committee agreed to amend Mr. Russell's contract to reflect his assumption of increased responsibilities following the resignation of Leonard R. Bennett, the former President of the Company, on July 3, 1996. The amendment provided that Mr. Russell would receive five percent of profit before tax in excess of $3,000,000 in lieu of the bonus computed under his original contract. On August 1, 1997, the Compensation Committee of the Board of Directors renegotiated the general terms of Mr. Russell's current employment contract. As amended, the employment contract was extended for three years to January 21, 2001. In lieu of a fixed percentage annual base salary increase, Mr. Russell will receive an annual base salary increase equal to the change in the Consumer Price Index, and stock options awarded to Mr. Russell on September 9, 1994 to acquire 25,000 shares of Common Stock at an exercise price of $20.00 per share were repriced to the closing sale price on the NASDAQ National Market August 1, 1997 of $12.00. In replacement of a bonus based on a stipulated percentage of pretax income above a minimum level, Mr. Russell will participate in an incentive bonus program designed for all members of the Company's senior management. Depending upon the Company's performance compared with goals established by the Compensation Committee annually, Mr. Russell will earn a bonus as a percentage of his base salary of between 0% and 105%. The agreement also provides that in the event of termination: (i) as a result of a change in control of the Company, Mr. Russell, will receive a lump sum severance allowance in an amount equal to two times his annual compensation;
(ii) without cause or by Mr. Russell for cause, Mr. Russell will be entitled to receive his salary for the remainder of the term of the agreement or one year, whichever is greater; and (iii) as a result of the disability of Mr. Russell, he will be entitled to receive 50% of his salary during the two-year period commencing on the date of his termination. The agreement also includes a two-year non-compete covenant commencing on termination of employment. As consideration for such non-compete covenant, the Company has agreed to pay Mr. Russell 50% of his salary during the two years following the termination of the employment agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company's Board of Directors (the 'Committee') was formed in September 1993 and is currently comprised of two non-employee directors of the Company. The Committee is responsible for approving all executive employment contracts, changes in compensation (base salary and bonus), and other forms of compensation paid to the Company's executive officers in general. Until November 1996, the Committee also was responsible for approving the issuance of all employee stock options. The policy of the Committee is to consider on a subjective basis the executive's ability, contribution and dedication toward the enhancement of stockholder value. For fiscal year 2000, the Committee adopted a formal management incentive plan for senior employees of the Company. Awards under the Plan will only be made after achieving predetermined levels of profitability. The plan is designed to attract, retain and motivate individuals who are responsible for enhancing shareholder value through increased profitability of the Company.

    In Fiscal 1994, the Committee approved a four-year employment contract for Stephen Russell, President and Chief Executive Officer which provides for a base salary of $395,000 with annual increases of 7.5%. The Committee believed this base compensation was competitive as compared to a range of base salaries of executives in similar positions with companies in the Company's peer group. In addition, the Employment contract provided for a bonus determined on the basis of three percent of profit before tax in excess of $3,000,000, not to exceed $360,000. Effective October 1, 1996, the Committee agreed to amend Mr. Russell's contract to reflect his assumption of increased responsibilities following the resignation of Leonard R. Bennett, the former President of the

Company, on July 3, 1996. The amendment provided that Mr. Russell would receive five percent of profit before tax in excess of $3,000,000. On August 1, 1997, the Compensation Committee of the Board of Directors renegotiated the general terms of Mr. Russells current employment contract which expires January 21, 1998. The employment contract was extended for three years to January 21, 2001. In lieu of a fixed percentage annual base salary increase, Mr. Russell will receive an annual base salary increase equal to the change in the Consumer Price Index, and stock options awarded to Mr. Russell on September 9, 1994 to acquire 25,000 shares of Common Stock at an exercise price of $20.00 per share were repriced to the closing sale price on the NASDAQ National Market on August 1, 1997 of $12.00. In replacement of a bonus based on a stipulated percentage of pretax income above a minimum level, Mr. Russell will participate in an incentive bonus program designed for all members of the Company's senior management. Depending upon the Company's performance compared with goals established by the Compensation Committee annually, Mr. Russell will earn a bonus as a percentage of his base salary of between 0% and 105%. The Committee believes this provides a direct link between the executive's compensation and Company performance and resulting enhancement of stockholder value.

    Stock option grants were awarded on a discretionary, case by case basis, after consideration of an individual's position, contribution to the Company, length of service with the Company, number of options held, if any, and other compensation.

    The Company has not formulated a policy with respect to qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code') regarding the deductibility of compensation exceeding $1 million in a taxable year paid to an executive officer. However, the amendments to the Stock Option Plan set forth under 'Compensation Plans' are intended to meet the requirements of Section 162(m) of the Code.

                             COMPENSATION COMMITTEE

                                 Michael Miller
                                Anthony Heyworth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company and Citicorp Venture Capital, Ltd. ('CVC'), of which Mr. To was an officer, are parties to a registration rights agreement relating to the Common Stock owned by CVC. The Company, Mr. Russell and Hanseatic, a corporation of which Paul A. Biddelman, a director of the Company, is an officer, are all parties to a stockholders' agreement relating to the election of Mr. Russell and a Hanseatic designee to the Board of Directors.

    For a further description of the foregoing transactions, see 'Security Ownership of Principal Stockholders and Management'and 'Certain Relationships and Related Transactions.'

    STOCK PRICE PERFORMANCE

    The following graph is a comparison of the cumulative total return to stockholders of the Company from the date its Common Stock commenced trading on the NASDAQ NATIONAL MARKET to June 30, 1999 to the cumulative total returns of the NASDAQ Stock Market - U.S. and the NASDAQ Truck and Transportation Index for that period.

    Under the rules of the Securities and Exchange Commission ('SEC'), this graph is not deemed 'Soliciting Material' and is not incorporated by reference in any filings with the SEC under the Securities Act of 1993 or the Securities Exchange Act of 1934.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                           AMONG CELADON GROUP, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE NASDAQ TRUCKING & TRANSPORTATION INDEX

                              [PERFORMANCE GRAPH]

                                                 CUMULATIVE TOTAL RETURN
                                              ------------------------------
                                       6/94    6/95    6/96   6/97   6/98    6/99
CELADON GROUP, INC.                    100     111      56     84    138      62
NASDAQ STOCK MARKET (U.S.)             100     133     171    208    274     393
NASDAQ TRUCKING & TRANSPORTATION       100     112     124    142    172     162

              SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information furnished to the Company regarding the beneficial ownership of Common Stock (i) by each person who, to the knowledge of the Company, based upon filings with the Securities and Exchange Commission, beneficially owns more than five percent of the outstanding shares of the Common Stock, (ii) by each director of the Company, (iii) by each of the executive officers named in the Summary Compensation Table, and (iv) by all directors and executive officers of the Company as a group.


                                               BENEFICIAL OWNERSHIP OF COMMON STOCK
                                                   AS OF SEPTEMBER 16, 1999 (1)
                                              --------------------------------------
NAME AND POSITION                                    SHARES                  %
----------------------                        ----------------------    ------------
Stephen Russell.............................           989,804(2)(3)      12.7%
  Chairman of the Board, President and Chief
  Executive Officer of the Company
Robert Goldberg.............................             7,000                *
  Executive Vice President, Chief Operating
  Officer
Paul A. Will................................            10,000(3)             *
  Vice President, Chief Financial Officer
Michael W. Dunlap...........................             8,334(3)             *
    Vice President - Treasurer
Ron Roman...................................            18,333(3)             *
  Executive Vice President Special Projects
Paul A. Biddelman...........................         1,019,435(3)(4)      13.1%
  Director of the Company
Michael Miller..............................            46,500(3)             *
  Director of the Company
Joel E. Smilow..............................           119,200             1.6%
  Director of the Company
Kilin To....................................            60,585(3)             *
  Director of the Company
Citicorp Venture Capital Ltd................           438,358(8)          5.8%
Hanseatic Corporation.......................           982,935(4)         13.1%
Wolfgang Traber.............................           982,935(4)         13.1%
Brinson Partners, Inc (6)...................           422,900(7)          5.4%
FSIP, LLC (10)..............................           446,700(7)          5.7%
Dimensional Fund Advisors, Inc. (9).........           497,300(7)          6.4%
All executive officers and directors as a group
  (ten persons).............................         1,296,256(5)         16.7%

-------------
*Represents beneficial ownership of not more than one percent of the outstanding Common Stock.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(1)     Based upon 7,776,557 shares of Common Stock outstanding at September 16,
        1999.

(2) Excludes 982,935 shares of Common Stock reported as beneficially owned by Hanseatic Corporation ('Hanseatic') in filings with the Securities and Exchange Commission, all of which may be deemed to be beneficially owned by Mr. Russell by virtue of a stockholders agreement among Mr. Russell, Hanseatic and the Company. Mr. Russell disclaims beneficial ownership of such shares. Mr. Russell's address is One Celadon Drive, Indianapolis, IN 46235-4207.

(3) Includes shares of Common Stock which the directors and executive officers had the right to acquire through the exercise of options within 60 days of September 16, 1999, as follows: Stephen Russell - 70,000 shares; Paul A. Will - 5,000 shares; Michael W. Dunlap - 8,334 shares; Ron Roman - 18,333 shares; Paul A. Biddelman - 36,500 shares; Michael Miller - 36,500 shares; and Kilin To - 36,500 shares.

(4) Of such shares, 946,021 shares of Common Stock are held by Hanseatic Americas LDC, a Bahamian limited duration company in which the sole managing member is Hansabel Partners LLC, a Delaware limited liability company in which Hanseatic is the sole managing member. The remaining shares are held by Hanseatic for discretionary customer accounts. Mr. Biddelman is the Treasurer of Hanseatic and holds shared voting and investment power with respect to the shares held by Hanseatic. In addition, Mr. Wolfgang Traber is the holder of a majority of the shares of capital stock of Hanseatic. Excludes 919,804 shares of Common Stock owned by Mr. Russell that are subject to a stockholders agreement among Mr. Russell, Hanseatic and the Company. The address of Hanseatic, Mr. Traber and Mr. Biddelman is 450 Park Avenue, New York, New York 10022.

(5) Does not include 982,935 shares of Celadon Stock reported as beneficially owned by Hanseatic in filings with the Commission, all of which are deemed to be beneficially owned by Mr. Biddelman. Mr. Biddelman is the President of Hanseatic and holds shared investment and voting power with respect to the shares held by Hanseatic. Also, see footnote (3) above.

(6) Brinson Partners, Inc. ('BPI') is a registered investment adviser deemed to have beneficial ownership of 442,900 shares of Celadon Common Stock (the 'BPI shares') as of December 31, 1998. BPI is an indirect wholly-owned subsidiary of UBSAG, which is classified as a bank pursuant to Section 3(a)(b) of the Securities Act of 1933, as amended. UBS AG has reported indirect beneficial ownership if the BPI Shares by reason of its ownership of BPI and intermediate holding companies. The address of Brinson Partners is 209 South LaSalle, Chicago, IL 60604-1295. The address of UBS AG is Banhofstrasse 45 8021, Zurich, Switzerland.

(7) This information is based upon Schedules 13G filed with the Securities and Exchange Commission.

(8) The address of Citicorp Venture Capital, Ltd. is 399 Park Avenue, New York, New York. Citicorp Venture Capital, Ltd. is a wholly-owned subsidiary of Citigroup, Inc. ('Citigroup'). The address of Citigroup is 153 East 53rd Street, New York, New York 10043.

(9) Dimensional Fund Advisors, Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 497,300 shares of Celadon Common Stock as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(10)    The address of FSIP, LLC is 230 Park Avenue, New York, New York.

        Except as otherwise indicated, the Company has been advised that the beneficial holders listed in the table above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Except as noted in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire beneficial ownership.

        The Company, Stephen Russell and Hanseatic are parties to a stockholders agreement which provides that, as long as Hanseatic and Mr. Russell each beneficially own at least five percent of the outstanding shares of Common Stock, the Company shall use its best efforts to insure that one member of the Company's board of directors is a designee of Hanseatic and that another member of the Company's board of directors is a designee of Mr. Russell. In addition, Mr. Russell and Hanseatic have agreed to vote all shares of Common Stock owned by them in favor of the election of such nominees or, upon the death of Mr. Russell, for the designee of the holder of a majority of Mr. Russell's shares of Common Stock on the date of death.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH DIRECTORS AND STOCKHOLDERS

        The Company and Hanseatic, a corporation of which Paul Biddelman, a director of the Company, is an officer, entered into a registration rights agreement, dated as of October 8, 1992, in connection with Hanseatic's purchase of a 9.25% Senior Subordinated Convertible Note (the 'Hanseatic Note') for an aggregate purchase price of $8,000,000. The Hanseatic Note was converted in February 1994 into 739,371 shares of Common Stock (equivalent to a conversion price of $10.82 per share). In connection with the purchase of the Hanseatic Note, the Company paid Hanseatic a $160,000 facility fee and issued to Hanseatic a warrant to purchase, 12,121 shares of Common Stock. This warrant to purchase 12,121 shares of Common Stock expired on September 30, 1998. Until October 1998, Hanseatic and its permitted transferees have the right to require the Company to file, subject to certain terms and conditions, a registration statement in respect of any or all of the shares of Common Stock (subject to a minimum of 363,636 shares) covered by such agreement which are then held by the requesting holders. In addition, Hanseatic and its permitted transferees have the right to require the Company to include, subject to certain exceptions, any or all shares of Common Stock covered by such agreement in any registration statement filed by the Company. Such 'piggyback' rights, terminate on September 30, 2001.

        The Company, Hanseatic and Stephen Russell are parties to a stockholders' agreement, dated as of October 8, 1992, which was amended on July 3, 1996. The agreement provides that each party shall vote its shares of Common Stock for the election as director of one designee of the other party. See 'Security Ownership of Principal Stockholders and Management.'

        The Company and CVC, a principal stockholder of the Company, and of which Kilin To, a director of the Company, was an officer, entered into a registration rights agreement, dated as of April 7, 1988, in connection with CVC's purchase of 1,000,000 shares of Series F Convertible Preferred Stock and warrants (all of which have been converted or exercised, as the case may be, at a weighted average price of $3.08 per share into shares of Common Stock). Under the terms of such agreement, CVC and its permitted transferees have the right to require the Company to file, subject to certain terms and conditions, a registration statement for any or all of the 476,894 shares of Common Stock covered by such agreement which are then held by the requesting holders. In addition, CVC and its permitted transferees have the right to require the Company to include, subject to certain exceptions, any or all of the shares of Common Stock covered by such agreement in any registration statement filed by the Company.

COMPENSATION PLANS

                                   APPROVAL OF
           AMENDMENT TO THE CELADON GROUP, INC. 1994 STOCK OPTION PLAN

        The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on this matter at the meeting is required to approve the amendment to the Celadon Group, Inc. 1994 Stock Option Plan. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE THEIR SHARES FOR THE AMENDMENT TO THE CELADON GROUP, INC. 1994 STOCK OPTION PLAN.

        AMENDMENT TO 1994 STOCK OPTION PLAN

        On October 8, 1999, the Board of Directors approved the amendment to the Celadon Group, Inc. 1994 Stock Option Plan (the 'Stock Option Plan'), subject to stockholder approval, to provide (i) that the aggregate number of shares of Common Stock subject to awards under the Stock Option Plan be increased from 650,000 to 800,000; and (ii) that shares of Common Stock used by a participant as payment of withholding or other taxes or the purchase price will not count toward the 800,000 limit, other than with respect to incentive stock options.

        The following description of the Stock Option Plan is a summary of the principal provisions of the Stock Option Plan and is qualified in its entirety by reference to the Stock Option Plan, a copy of which may be obtained upon written request to the Company's Investor Relations Department at the Company's principal business address.

PURPOSE OF THE PLAN

        The purposes of the Stock Option Plan are to enable the Company to attract, retain, and motivate selected management and other key employees who are important to the Company and to create a long-term mutuality of interest between such persons and the Company's stockholders by granting stock options to purchase Common Stock ('Options'), stock appreciation rights ('SARs') and restricted stock awards (collectively, Options, SARs and restricted stock awards are referred to herein as 'Awards').

ADMINISTRATION

        The Stock Option Plan is administered by a committee (the 'Committee') of the Board of Directors, appointed from time to time by the Board of Directors. The committee is intended to consist of two or more directors, each of whom will be a non-employee director as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and an outside director as defined under
Section 162(m) of the Code. If no Committee exists which has the authority to administer the Stock Option Plan, the functions of the Committee will be exercised by the Board of Directors. The Committee has full authority to interpret the Stock Option Plan and decide any questions under the Stock Option Plan and to make such rules and regulations and establish such processes for administration of the Stock Option Plan as it deems appropriate subject to the provisions of the Stock Option Plan. Any interpretation and decision made by the Committee is final and conclusive.

AVAILABLE SHARES

        The Stock Option Plan authorizes the issuance of up to 800,000 shares of Common Stock upon the exercise of Options, SARs and restricted stock awards. As of September 30, 1999, there were outstanding Options to acquire 437,716 shares of Common Stock and 825 shares of restricted stock under the Stock Option Plan. No SARs have been issued under the Stock Option Plan. In general, if Awards are for any reason canceled, or expire or terminate unexercised, the shares covered by such Awards will again be available for the grant of Awards, except that shares subject to a restricted stock award that are forfeited after the optionee has received dividends or other benefits of ownership (excluding voting rights) will not be available for the grant of Awards. In the event that an optionee delivers shares of Common Stock as payment of withholding or other taxes or purchase price of shares of common Stock acquired upon the exercise of an Option, such shares will not count against the maximum aggregate limit or shares of Common Stock that are available under the Stock Option Plan, except with respect to incentive stock options. The maximum number of shares of Common Stock with respect to which Awards could be granted to any individual under the Stock Option Plan during any fiscal year of the Company may not exceed 75,000.

        The Stock Option Plan provides that appropriate adjustments will be made in the number and kind of securities subject to outstanding Awards and the purchase price to prevent dilution of or enlargement of an optionee's rights in the event of a stock split, stock dividend, merger, consolidation or reorganization that satisfies the requirements set forth in the Stock Option Plan.

ELIGIBILITY

        Selected management and other key employees who are employed by the Company or a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and 424(f) of the Code, are eligible to be granted Awards under the Stock Option Plan.

GRANT OF AWARDS

        The Committee determines, subject to the provisions of the Stock Option Plan, the persons to whom and the time or times at which grants shall be made, the number of shares of Common Stock subject to an Option or restricted stock award, the number of Options which will be treated as incentive stock options ('ISOs') or nonqualified stock options, the duration of each Option, the specific restrictions applicable to restricted stock awards, and other terms and provisions of the Awards. In determining persons who are to receive Awards and the number of shares of Common Stock to be covered by each Award, the Board of Directors will consider the person's position, responsibilities, service, accomplishments, present and future value to the Company, the anticipated length of his future service, and other relevant factors.

        The purchase price for the Options will be at least 100 percent of the fair market value (as defined in the Stock Option Plan) of the Common Stock at the time of the grant of the Options. In the case of an ISO granted to an optionee owning more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (as defined in Sections 424(e) and 424(f) of the Code) at the time the ISO is granted, the purchase price for the ISO will be at least 110 percent of the fair market value of the Common Stock at the time the ISO is granted.

        Shares purchased pursuant to the exercise of Options will be paid for at the time of exercise as follows: (i) cash, (ii) by delivery of unencumbered shares of Common Stock held for at least 6 months, or (iii) a combination thereof. If the Common Stock is traded on a national securities exchange or system sponsored by the National Association of Securities Dealers, payment in full or in part may also be made through a 'cashless exercise' procedure whereby the optionee delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price.

        The Stock Option Plan also permits the Board of Directors in its discretion, to provide for further nonqualified stock options for a number of shares equal to the number of shares surrendered ('Reload Options'), if an optionee exercises an Option by surrendering other shares of Common Stock held by the optionee for at least six months prior to such date of surrender. The purchase price of a Reload Option shall be equal to the fair market value of the Common Stock on the date of exercise of the original Option and may be exercised in accordance with the terms and conditions as the Committee may determine.

        Except where an Option expires earlier (as described below), if not previously exercised, each Option will expire upon the tenth anniversary of the grant hereof (five years in the case of a 10 percent stockholder). No Options may be granted after January 4, 2004.

        The aggregate fair market value (determined at the time of grant) of the Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

        The Stock Option Plan permits the Board of Directors to grant to all eligible person's shares of Common Stock, subject to such restrictions as the Board of Directors may determine (a restricted stock award). The Board of Directors may grant SARs under the Plan. SARs may be granted either alone or in addition to other Awards, and may, but need not, relate to a specific Option. A SAR may be exercised only at a time when the fair market value of a share of the Common Stock exceeds the fair market value on the date of grant of the SAR and the SAR is otherwise exercisable. If a SAR relates to a specific Option, at the time of its exercise, the employee must surrender the privilege of exercising the related Option to the extent that the employee exercises the SAR. If a SAR is exercised, the holder is entitled to receive, in cash or in shares of Common Stock, or a combination thereof, at the discretion of the Committee, the excess of the fair market value of shares for which the right is exercised over the fair market value on the date of grant of the SAR. The exercise of SARs is subject to certain restrictions set forth in the Stock Option Plan.

        The Committee may at any time accelerate the vesting of Options and SARs and the removal of restrictions from restricted stock awards. In the event of a merger or other type of corporate transaction which results in a change of control of the Company (as defined in the Stock Option Plan), Options granted pursuant to the Stock Option Plan automatically vest and become immediately exercisable in full, and any forfeiture restrictions contained in any restricted stock award automatically terminate, under certain circumstances.

        If the employment of any optionee terminates for cause (as defined in the Stock Option Plan), any Options or SARs held by the optionee terminate. If the employment of an optionee otherwise terminates, any Options or SARs held by the optionee may be exercised during a period of 30 days after such termination, unless such termination of employment occurs by reasons of retirement with the consent of the Committee, disability or death. If the employment of any optionee terminates by reason of retirement with the consent of the Committee or disability, nonqualified stock options or SARs exercisable at the time of such termination may be exercised for a period of up to three years after such termination; ISOs exercisable at the time of such termination may be exercised for a period of up to three months after retirement with the consent of the committee and up to twelve months after disability. If the employment of any optionee terminates by reason of death or if an optionee dies during the period which Option or SARs are otherwise exercisable after retirement or disability, Options or SARs exercisable at the time of termination of employment or such later date, may be exercised by the executor or administrator of such optionee's estate within one year of death.

AMENDMENT AND TERMINATION OF PLAN

        The Stock Option Plan provides that it may be amended or terminated by the Board of Directors of the Committee at any time; provided, however, that (i) no such action shall affect or in any way impair an optionee's rights under any Award previously granted under the Stock Option Plan and (ii) no amendment or change shall, without stockholder approval, increase the maximum number of shares of Common Stock which may be issued or transferred under the Stock Option Plan, change the provisions of the Stock Option Plan regarding the purchase price of Options, extend the period during which Awards may be granted or exercised, or change the eligible class of employees under the Stock Option Plan.

MISCELLANEOUS

        Optionees may be limited under Section 16(b) of the Exchange Act to certain specific exercise, election or holding periods with respect to the Awards granted to them under the Stock Option Plan. Options granted under the Stock Option Plan are subject to restrictions on transfer and exercise. No Option granted under the Stock Option Plan may be exercised prior to the time period for exercisability, subject to acceleration in the event of a change in control of the Company (as defined in the Stock Option Plan). Although Options will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that a nonqualified stock option that is otherwise nontransferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion of the principal U.S. federal income tax consequences with respect to Options under the Stock Option Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the feral income tax consequences (state and local income tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

        NONQUALIFIED STOCK OPTIONS. In general, an optionee will realize no taxable income upon the grant of nonqualified stock options and the Company will not receive a deduction at the time of such grant, unless the nonqualified stock option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, but such amount will not be subject to federal wage withholding or employment taxes. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for the stock. Subject to the limitation under Section 162(m) of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income in connection with the exercise of the nonqualified stock option.

        INCENTIVE STOCK OPTIONS. Options granted under the Stock Option Plan may be ISOs, provided that such Options satisfy the requirements of the Code therefor. In general, neither the grant nor the exercise of an ISO will result in taxable income to the optionee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of an ISO which satisfied the requirement of an ISO, as well as the holding period requirement described below, will result in long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the purchase price and will not result in a tax deduction to the Company. To receive ISO treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an ISO either (i) within two years after the ISO is granted or (ii) within one year after the date of exercise and must exercise the ISO within certain time periods (generally, no later than 3 months after the optionee's termination of employment).

        If all requirements for ISO treatment other than the holding period requirement are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise or, with respect to officers and directors, the date that sale of such stock would not create liability under Section 16(b) of the Exchange Act) minus the purchase price of (ii) the amount realized on the disposition minus the purchase price is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee's holding period for the stock disposed of. Subject to the limitation under Section 162(m) of the Code (as described below), the Company will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

        CERTAIN OTHER TAX ISSUES. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which Options may be granted to any employee during a specified period and the plan under which Options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Stock Option Plan is intended to satisfy these requirements with respect to Options. Awards of restricted stock that are granted or vest upon the attainment of preestablished performance goals generally satisfy the exception for performance based compensation under Section 162(m) of the Code; awards of restricted stock (not subject to the attainment of performance goals) generally do not satisfy the exception for performance based compensation under Section 162(m) of the Code.

        In addition, any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules, and in the event that the exercisability of an Option is accelerated because of a change in control, payments relating to the Options, either alone or together with certain other payments may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and be nondeductible by the Company.

        The Company has the right under the Stock Option Plan to deduct from any payment to be made to an optionee, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to the Stock Option Plan, payment by the optionee of any federal, state or local taxes required by law to be withheld. An optionee may generally satisfy such withholding obligation by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.

        The Stock Option Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Stock Option Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

NEW PLAN BENEFITS

        As of September 30, 1999, options to acquire 591,052 of the 800,000 shares of Common Stock authorized under the Stock Option Plan had been granted. Under the existing Stock Option Plan, Stephen Russell has been granted nonqualified options to acquire 70,000 shares at exercise prices ranging from $10.00 to $13.625, expiring between September, 2004 and March, 2006; Robert Goldberg has been granted an ISO to acquire 20,000 shares at an exercise price of $8.00 expiring August, 2009, a nonqualified option to acquire 20,000 shares at an exercise price of $10.25 per share expiring February, 2009; Paul A. Will has been granted incentive stock options to acquire 25,000 shares at exercise prices ranging from $7.50 to $10.25, expiring between March, 2006 and August, 2009 and Michael Dunlap has been granted incentive stock options to acquire 15,000 shares at exercise prices ranging from $7.50 to $12.625, expiring between August, 2006 and February, 2009. Additionally, under the Stock Option Plan the non-employee directors as a group have been granted nonqualified options to purchase 73,500 shares at exercise prices ranging from $10.00 to $20.00, expiring between January, 2004 and March, 2006. All current executive officers as a group have been granted ISOs and nonqualified options to purchase a total of 150,000 shares at exercise prices ranging from $7.50 to $13.625, expiring between September, 2004 and August, 2009.

        All other current employees of the Company have been granted ISOs for a total of 214,216 shares at prices ranging from $7.50 to $15.25 expiring between January, 2004 and August, 2009.

        On October 1, 1999, the closing sale price of the Common Stock on the NASDAQ National Market was $7.375 per share.

        The Board of Directors believes that the Company's ability to grant additional stock options, SARs, and restricted stock awards is important to the Company's ability to recruit and retain qualified personnel.

INDEPENDENT PUBLIC ACCOUNTANTS

                RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

        The Board of Directors has appointed Ernst & Young LLP as the independent auditors for the Company for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

STOCKHOLDERS' PROPOSALS

        Proposals of stockholders to be presented at the next annual meeting must be received for inclusion in the Company's proxy statement and form of proxy by June 19, 2000.

GENERAL

       The Board of Directors does not know of any matters other than those specified in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgement. In the event that any nominee is unable to serve as a director at the date of the meeting, the enclosed form of proxy will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

        Under Delaware Law and the Company's Certificate of Incorporation and By-laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon. A majority of the outstanding shares entitled to vote, present in person or represented by proxy constitutes a quorum. Shares represented by proxies withholding votes from nominees will be counted only for purposes of determining a quorum. Under Delaware law and the rules of the Securities and Exchange Commission, if a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter is required to approve and adopt the proposed amendment to the 1994 Stock Option Plan. Shares abstaining will be considered present and have the effect of a vote against the proposal. Any share held by a broker as a nominee and not voted in accordance with stock exchange rules will not be considered present or entitled to vote on the proposal.

        The entire cost of soliciting proxies hereunder will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not be compensated for their services. The Company will reimburse brokers and banks for their reasonable expenses for forwarding material to beneficial owners for whom they hold stock.

        The Company intends to furnish to its stockholders a copy of the Company's 1999 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Indianapolis, Indiana
October 29, 1999

                                                                    APPENDIX 1

     [1268 - CELADON GROUP] [FILE NAME: CEL19B.ELX] [VERSION - 2] [10/20/99]
                                [orig. 10/19/99]

      CEL19B                       DETACH HERE

                                      PROXY

                                  CELADON GROUP

                            9503 East 33rd Street
                              One Celadon Drive
                        Indianapolis, Indiana 46235-4207

                         ANNUAL MEETING OF STOCKHOLDERS
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stephen Russell, Paul Biddelman and Paul A. Will and each of them with full power of substitution, proxies of the undersigned, to vote all shares of Common Stock of Celadon Group, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Monday, November 22, 1999 at 10:00 a.m., (local time) at the Company's Corporate Headquarters located at One Celadon Drive, Indianapolis, Indiana 46235, and at any adjournments thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named in Proposal 1 and FOR Proposals 2 and 3. If more than one of said proxies or their substitutes shall be present and vote at said meeting, or any adjournment thereof, a majority of them so present and voting (or if only one to be present and vote, then that one) will have and may exercise all the powers hereby granted.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
  SIDE                                                                  SIDE

          [1268 - CELADON GROUP] [FILE NAME: CEL19A.ELX] [VERSION - 1]
                           [10/19/99] [orig. 10/19/99]

                                   DETACH HERE

CEL19A


[X] Please mark
    votes as in
    this example.

This Proxy when properly executed and returned will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR all nominees and the proposals listed below.

 1. Election of Directors.
    NOMINEES:  Stephen Russell, Paul A. Biddelman,
               Michael Miller, Anthony Heyworth, Kilin To

            FOR                    WITHHELD
            ALL     [ ]        [ ] FROM ALL
          NOMINEES                 NOMINEES

[ ] _________________________________________
    For all nominees except as noted above

                                             FOR  AGAINST  ABSTAIN
2. Ratification of an amendment to the       [ ]    [ ]      [ ]
   Celadon Group, Inc. 1994 Stock
   Option Plan.

3. Ratification of appointment of Ernst      [ ]    [ ]      [ ]
   & Young LLP as auditors.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.               [ ]

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope which requires no postage when mailed in the USA.

Please sign below exactly as your name appears. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:__________________________________________ Date: ____________________